UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
________________________________________________________________
Filed by the Registrant ☒         Filed by a party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Surgery Partners, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

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310 SEVEN SPRINGS WAY, SUITE 500
BRENTWOOD, TENNESSEE 37027

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY, MAY 27, 2020

The following Notice of Change of Location relates to the Proxy Statement (the “Proxy Statement”) of Surgery Partners, Inc. (the “Company”), dated April 17, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2020 annual meeting of stockholders to be held on Wednesday, May 27, 2020. These definitive additional materials are being filed with the Securities and Exchange Commission and are being made available to stockholders on or about May 8, 2020.

PLEASE READ THIS NOTICE CAREFULLY IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION
OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 27, 2020
TO OUR STOCKHOLDERS:
NOTICE IS HEREBY GIVEN that, as part of our effort to maintain a healthy and safe environment in light of developments regarding the COVID-19 pandemic, the location of the 2020 annual meeting of stockholders (the “annual meeting”) of Surgery Partners, Inc. (the “Company”) has been changed and will be held solely by remote communication in a virtual meeting format only. The previously announced date and time of the meeting (Wednesday, May 27, 2020 at 8:00 a.m., Central Daylight Time) will not change. You will not be able to attend the annual meeting in person.
As described in the proxy materials previously distributed in connection with the annual meeting, stockholders of record as of the close of business on April 9, 2020, the record date, are entitled to participate in the annual meeting. Stockholders of record as of the record date can participate in the annual meeting by visiting www.meetingcenter.io/273097430 using the password SGRY2020 and entering the 15-digit control number found on the proxy card or voting instruction form previously received. Once admitted, you may submit questions, vote or view our list of stockholders during the annual meeting by following the instructions that will be available on the meeting website.
If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the annual meeting. To register you must submit proof of your proxy power (legal proxy) reflecting your Company holdings along with your name and email address to Computershare, Inc. (a subsidiary of Computershare Trust Company, N.A.), the Company’s transfer agent. Requests for registration must be labeled as “Legal Proxy” and be received no later than 4:00 p.m., Central Daylight Time, on May 22, 2020. You will receive a confirmation email from Computershare, Inc. of your registration.
It is important that you read the proxy materials previously distributed and we encourage you to vote your common stock promptly in advance of the annual meeting by one of the methods described in the proxy materials. The proxy card included with the proxy materials that have been previously distributed will not be updated to reflect the change in location. You may continue to use the proxy card to vote your common stock in connection with the annual meeting.

Dated: May 8, 2020    By order of the Board of Directors,

/s/ Wayne S. DeVeydt

Wayne S. DeVeydt
Executive Chairman

IMPORTANT

WHETHER OR NOT YOU PLAN TO LOG INTO THE VIRTUAL ANNUAL MEETING, TO ASSURE THE PRESENCE OF A QUORUM, PLEASE VOTE BY PHONE OR ONLINE BY FOLLOWING THE INSTRUCTIONS INCLUDED WITH THE PROXY MATERIALS PREVIOUSLY MADE AVAILABLE TO YOU, OR IF YOU REQUESTED A PRINTED COPY, PEASE DATE, SIGN AND RETURN THE PROXY CARD, AS PROMPTLY AS POSSIBLE.

As indicated in the Notice of Internet Availability of Proxy Materials, a copy of our Proxy Statement and our 2019 Annual Report to Stockholders has been posted on the website www.investorvote.com/SGRY and are available on our website at www.surgerypartners.com under the webpage “Investors - Proxy Materials.”